UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) February 7, 2007
                                                      ----------------

                         CYCLE COUNTRY ACCESSORIES CORP.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

       NEVADA                        333-68570              42-1523809
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


                   1701 38th Ave. West, Spencer, Iowa 51301
       ---------------------------------------------------------------
                   (Address of principal executive offices)


Registrant's telephone number, including area code    (712) 338-2701

                                                      --------------








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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 7, 2007, Cycle Country Accessories Corp. issued a press release titled: "Cycle Country Anncounces 1st Quarter Results".

Revenue for the quarter was $4.67 million, a decrease of $0.83 million from the first quarter of the prior year. The reduction in sales was largely from the registrant's ATC segment and specifically snow plow sales as a result of the record warm winter.

The registrant has developed new products recently, many of which will be featured at the Power Sports Exposition and in several industry magazines. The registrant has reported earlier that it expects these new products to add $7 million in sales and $0.32 - $0.34 EPS aggregate over the next three years.

The text of this press release can be reviewed in its entirety under the attached Exhibit 99.25.

ITEM  9.01.  FINANCIAL  STATEMENTS AND EXHIBITS.


99.25           Press Release dated February 7, 2007.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYCLE COUNTRY ACCESSORIES CORP.

Date   February 8, 2007
    ------------------------------

                                     By: /s/ Randy J. Kempf
                                        --------------------------
                                             Randy J. Kempf
                                             Principal Executive Officer,
                                             President and Director






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